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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2003

ACCESS ANYTIME BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28894 (Commission File Number)	85-0444597 (IRS Employer Identification No.)

5210 Eubank Blvd, NE
Albuquerque, New Mexico 87111
(Address of Principal Executive Offices)

(505) 299-0900
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        The following is a press release issued by the Company on August 15, 2003, and is being filed herein under Item 5, Other Events and FD Disclosure:

For Immediate Release:

Access Anytime Bancorp, Inc. Announces Termination of Proposed Merger with First National Bank Holding Company

Albuquerque, New Mexico (August 15, 2003)—Access Anytime Bancorp, Inc. (Nasdaq SmallCap: AABC), parent company of FirstBank, announced today that the agreement providing for the merger of Access Anytime Bancorp with and into First National Bank Holding Company has been terminated effective today. The proposed transaction had a total cash value on a fully diluted basis of $22 million, inclusive of amounts payable to holders of stock options and other rights to acquire Access Anytime Bancorp common stock.

As announced in connection with the execution of the merger agreement, the transaction was subject to a number of conditions, including satisfactory completion of due diligence by First National Bank Holding Company by August 15, 2003, regulatory approval and approval by the Access Anytime Bancorp stockholders. Upon conclusion of the due diligence review by First National Bank Holding Company, the boards of directors of the two companies determined to mutually terminate the merger agreement effective August 15, 2003.

For further information, please contact: Norman R. Corzine, Chairman and Chief Executive Officer, Access Anytime Bancorp, Inc. at (505) 299-0900.

Item 7. Financial Statements and Exhibits.

(a)
Not applicable.

(b)
Not applicable.

(c)
Exhibits.

Exhibit No.	Description
99.1	Termination and Mutual Release dated as of August 15, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2003

ACCESS ANYTIME BANCORP, INC.
/s/ NORMAN R. CORZINE By: Norman R. Corzine, Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Termination and Mutual Release dated as of August 15, 2003.

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SIGNATURES
EXHIBIT INDEX